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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of LIN Television Corporation and LIN TV Corp. of our report dated February 12, 2003 relating to the financial statements and financial statement schedule of LIN TV Corp., which appears in LIN TV Corp's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
November 3, 2003